 Exhibit 10.1

                              SEVERANCE AGREEMENT

          This Agreement is made the 21st day of July, 1999, by and between Potomac
Electric Power Company (the "Company") and William J. Sim (the "Executive").

          WHEREAS, the Company desires to establish a severance benefit for the
Executive when a Change in Control (as hereinafter defined) occurs, to avoid the loss or the serious distraction of the Executive to the detriment of the Company and its stockholders during periods when the Executive's undivided attention and commitment to the needs of the Company would be particularly important; and

          WHEREAS, the Executive desires to devote his time and energy for the benefit of the Company and its stockholders and not to be distracted during any potential change in control.

          NOW, THEREFORE, the parties agree as follows:

          1.     Definitions.

                  1.1     Change in Control. Change in Control shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                            (a)     Any "Person" (other than (i) those Persons in control of the
Company as of the Effective Date, (ii) any person or persons acting on behalf of the
Company in a distribution of stock to the public, (iii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or (iv) a corporation owned directly or indirectly by the stockholders (immediately prior to such transaction)
of the Company in substantially the same proportions as their ownership of stock of the
Company) becomes a beneficial owner, directly or indirectly, of securities of the
Company representing thirty percent (30%) or more of the combined voting power of the
Company's then outstanding securities; or

                           (b)     (i) a complete or substantial liquidation of the Company; or (ii) the sale or disposition of all or substantially all the Company's assets; or (iii) the sale or disposition of all or substantially all the Company's assets attributable to the operating area or division through which the Executive performs the majority of his services; or (iv)
a merger, consolidation, or reorganization of the Company with or involving any other corporation or entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto

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continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the combined voting power of the voting securities of the Company (or such surviving entity)
outstanding immediately after such merger, consolidation or reorganization.

                  In no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change in Control transaction. The Executive shall be deemed "part of the purchasing group" for purposes of the preceding sentence if the Executive is an equity
Executive in the purchasing company or group (except for: (i) passive ownership of less than one percent (1%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors of the Company).

                  1.2    Qualifying Termination.

                           (a)     The occurrence of any one or more of the following events within twenty-four (24) calendar months after a Change in Control of the Company shall constitute a "Qualifying Termination":

                                     (i)      The Company's involuntary termination of the Executive's
employment without Cause (as defined in Section 1.4);

                                     (ii)    The Executive's voluntary employment termination for Good
Reason (as defined in Section 1.3);

                                     (iii)   Failure or refusal by a successor company to assume the
Company's obligations under this Agreement in its entirety, as required by Section 9 herein; or

                                     (iv)   Commission by the Company, or any successor company, of
a material breach of any of the provisions of this Agreement.

                           (b)     A Qualifying Termination also shall include an involuntary termination of the Executive, without Cause, "in contemplation of," but prior to, a
Change in Control of the Company. An involuntary termination shall be deemed to be
"in contemplation of," a Change in Control if it occurs at any time subsequent to (but in no event after) an actual Change in Control;

                                     (i)      The Board of Directors accepting, or recommending to the
Company's shareholders the acceptance of, an offer from any Person (other than those
Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a

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corporation owned directly or indirectly by the stockholders of the Company
(immediately prior to such transaction) in substantially the same proportions as their ownership of stock of the Company) to become the beneficial owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

                                     (ii)    The Board of Directors approving, or recommending to the
Company's shareholders for approval: (a) a plan of complete or substantial liquidation of the Company; or (b) an agreement for the sale or disposition of all or substantially all of the Company's assets attributable to the operating area or division through which the
Executive performs a majority of his services; or (c) a merger, consolidation, or reorganization of the Company with or involving any other corporation or entity, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted to voting securities of the surviving entity), at least seventy percent (70%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                           (c)     A Qualifying Termination shall not include a termination of employment by reason of death, disability, or voluntary normal retirement (as such term is defined under the then-established rules of the company's tax-qualified retirement plan), the Executive's voluntary termination without Good Reason, or the Company's involuntary termination of the Executive's employment for Cause.

                 1.3.    Good Reason. Good Reason means, without the Executive's express written consent, the occurrence after or in contemplation of a Change in Control of the
Company, of any one or more of the following:

                           (a)     The assignment to the Executive of duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, title and reporting relationships) as an executive and/or officer of the Company, or a material reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of ninety (90) days prior to the Change in Control
(or, in the case of a termination in contemplation of a Change in Control, 90 days prior to the occurrence described in Section 1.2(b)(i) or (ii) above), unless such act is remedied by the Company within 10 business days after receipt of written notice thereof given by the
Executive, except that in the first 180 days after the Change in Control, as long as the
Executive's base salary is not reduced in a manner which gives rise to a right to invoke paragraph (b), below, the Company shall have the right to assign the Executive to duties and responsibilities not commensurate with those in effect as of ninety days prior to
Change in Control.

                           (b)     A reduction by the Company of the Executive's base salary in effect on the effective date of a Change in Control, or as the same shall be increased from time to time, unless such reduction is less than 10 percent (10% and is either (i)

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replaced by an incentive opportunity equal in value, or is (ii) consistent and proportional with an overall reduction in management compensation due to extraordinary business conditions, including but not limited to reduced profitability and other financial stress
(i.e., the base salary of the Executive will not be singled out for reduction in a manner inconsistent to a reduction imposed on other executives of the Company);

                          (c)      The relocation of the Executive's office more than 50 miles from the Executive's office on the effective date of the Change in Control.

                                     The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The
Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

                 1.4     Cause. Cause shall mean the occurrence of any one or more of the following:

                           (a)     The Executive is convicted of a felony involving moral turpitude;
or

                           (b)     The Executive engages in conduct or activities that constitutes disloyalty to the Company and such conduct or activities are materially damaging to the property, business or reputation of the Company; or

                           (c)     The Executive persistently fails or refuses to comply with any written direction of an authorized representative of the Company other than a directive constituting an assignment described in Section 1.3(a); or

                           (d)     The Executive embezzles or knowingly, and with intent,
misappropriates property of the Company, or unlawfully appropriates any corporate opportunity of the Company.

                 1.5     Annual Bonus Amount. Annual Bonus Amount means the average of the annual target bonuses applicable to the Executive during the three calendar years preceding the calendar year in which the Qualifying Termination occurs.

          2.     Severance Payments.

                           (a)     Upon the occurrence of the Qualifying Termination with respect to the Executive, the Company shall pay to the Executive an amount equal to two times the
Executive's annual base salary (as in effect on the date of the Qualifying Termination, not reduced by any reduction described in Section 1.3(b) above) and two times the Annual
Bonus Amount. The payment shall be made in twenty-four (24) equal monthly installments beginning on the first day of the month following Qualifying Termination.

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                          (b)      Upon the occurrence of a Qualifying Termination with respect to the Executive, the Executive shall be entitled to receive pursuant to this Agreement supplemental benefit payments equal to the positive difference, if any, between (i) the amount which would be payable to the Executive under the terms of the Long Term
Incentive Plan, Supplemental Executive Retirement Plan, Executive Performance
Supplemental Retirement Plan, and Executive Split Dollar Life Insurance Plan
(hereinafter collectively referred to as "the Plans") in the event that the Executive's termination of employment triggered a payment under the Change in Control provisions of such Plans and (ii) any amount actually payable to the Executive with respect to such
Plans.

          3.     Severance Health Benefits. Upon the occurrence of the Qualifying
Termination, and for the thirty-six (36) month period thereafter, the Company shall provide to the Executive and Executive's family medical, accidental death and dismemberment, disability and death benefits as provided to other executive officers who remain employed by the Company (or a surviving entity other than the Company). The
Executive shall be required to make payments for such coverage in the same amount as is required of executive officers who remain employed by the Company or a successor.

          4.     Code Section 280G.

                  4.1    Limitations. Notwithstanding Sections 2 and 3, in the event that a
Change in Control occurs and the independent public accountants for the Company (the
"Accountants") determine that if the benefits to be provided under Sections 2 and 3
(together with any other benefits payable to the Executive under any applicable plan maintained by the Company) were paid to the Executive:

                          (a)      the Executive would incur an excise tax under Section 4999 of the
Internal Revenue Code of 1986, as amended (the "Code"), and the Company would be denied a deduction under Section 280G of the Code of all or some of such amounts to be paid to the Executive; and

                          (b)       the net after tax benefits to the Executive attributable to payments under Sections 2 and 3 hereof would not be at least $10,000 greater than the net after tax benefits which would accrue to the Executive if the amounts which would otherwise cause the Executive to be subject to this excise tax were not paid, the amounts payable to the Executive pursuant to Sections 2 and 3 (or pursuant to such other plans maintained by the Company) shall be reduced so that the amount payable to the Executive hereunder is the greatest amount (as determined by the Accountants) that may be paid by the
Company to the Executive without any such amount being subject to an excise tax under
Section 4999 or being nondeductible for the Company pursuant to Section 280G.

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                 4.2     Executive's Election. If the amounts to be paid to the Executive are to be reduced under paragraph 4.1 of this Section, the Executive shall be given the opportunity to designate which benefits or payments shall be reduced and in what order of priority.

                 4.3     Later Adjustments.

                           (a)     If the Executive receives reduced payments or benefits pursuant to
Section 4.1, or if it had been determined that no such reduction was required, but it nonetheless is established pursuant to the final determination of a court or an Internal
Revenue Service proceeding that, notwithstanding the good faith of the Executive and the
Company in applying the terms of this Section, the aggregate amount paid to the
Executive or for his benefit would result in any amount being treated as an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code, then an amount equal to the amount that would be an "excess parachute payment" shall be deemed for all purposes a loan to the Executive made on the date of the receipt of such excess amount, which the Executive shall have an obligation to repay to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section
1274(d) of the Code) from the date of the Executive's receipt of such excess until the date of such repayment.

                           (b)      In the event that it is determined for any reason that the amount of
"excess parachute payments" are less than originally calculated, the Company shall promptly pay to the Executive the amount necessary so that, after such adjustment, the
Executive will have received or be entitled to receive the maximum payments payable under this Section without any of such payments constituting an "excess parachute payment," together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code).

          5.     Termination of Agreement.  This Agreement shall continue until and terminate three (3) years from the date first set forth above; provided, however, that this
Agreement shall be renewed automatically for subsequent three-year periods unless notified by the Chief Executive Officer at least six (6) months prior to the end of the first three-year period or of any subsequent three-year period, that this Agreement shall not be renewed. Further, if a Change in Control occurs during the term of this Agreement, the
Agreement shall continue until the Company or its successor shall have fully performed all of its obligations thereunder with respect to the Executive, with no future performance being possible.

          6.     Amendment of Agreement. Subject to the provisions of Section 5, this
Agreement may not be amended in any manner which has a significant adverse effect on the rights of the Executive without the written consent of such Executive.
Notwithstanding the foregoing, upon the occurrence of a Change in Control, this
Agreement may not be amended in any respect without the written consent of the
Executive.

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          7.     Construction. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          8.     Governing Law. This Agreement shall be governed by the laws of the
District of Columbia.

          9.     Successors and Assigns. This Agreement shall be binding upon the
Company and any assignee or successor in interest to the Company.

        10.     Dispute Resolution and Notice.

                 10.1. Dispute Resolution.

                          (a) Any good faith dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration. Such proceeding shall be conducted by final and binding arbitration before a single arbitrator mutually acceptable to both the Company and the Executive, in accordance with the rules of, and under the administration of the Center for Public Resources, in New York.

                           (b) All reasonable costs and expenses arising out of such arbitration proceedings shall be borne by the Company. The Company shall in all events also pay its own costs (including its attorneys' fees) incurred in connection with such arbitration and, if Executive shall prevail on any issue that is material to the resolution of the dispute before the arbitrator, the Company shall also pay or reimburse Executive for his expenses incurred in connection with the arbitration (including, without limitation, his reasonable attorneys' fees).

                 10.2  Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the
Company, or in the case of the Company, to its principal offices.

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        11.     Prior Agreement. This Agreement shall supersede the Agreement between the Company and the Executive made on August 1, 1995.

POTOMAC ELECTRIC POWER COMPANY By: JOHN M. DERRICK Its President and CEO "COMPANY" WILLIAM J. SIM William J. Sim "EXECUTIVE"

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